Exhibit 10.38

NEITHER THIS SECURITY NOR THE SECURITIES INTO WHICH THIS SECURITY IS CONVERTIBLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. THIS SECURITY AND THE SECURITIES ISSUABLE UPON CONVERSION OF THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY SUCH SECURITIES.

Original Issue Date: July 1, 2022

Principal Amount: Up to $5,000,000

UNSECURED SUBORDINATED CONVERTIBLE NOTE

DUE SEPTEMBER 30, 2022

THIS UNSECURED SUBORDINATED CONVERTIBLE NOTE is a duly authorized and validly issued promissory note of Tempo Automation, Inc. a Delaware corporation (the “Company”), having its principal place of business at 2460 Alameda St, San Francisco, CA 94103, designated as its Convertible Note due September 30, 2022 (this “Note”).

WHEREAS, the Company is party to that certain Agreement and Plan of Merger, dated as of October 13, 2021, by and among the Company, ACE Convergence Acquisition Corp., a Cayman Islands exempted company (“ACE”), and ACE Convergence Subsidiary Corp., a Delaware corporation and wholly owned subsidiary of ACE (“Merger Sub”), pursuant to which, among other things, Merger Sub will merge with and into the Company, with the Company surviving such merger as a wholly owned subsidiary of ACE (the “Merger”);

WHEREAS, prior to the effective time of the Merger and subject to the conditions of the Merger Agreement, ACE will migrate to and domesticate as a Delaware corporation in accordance with Section 388 of the Delaware General Corporation Law, as amended, and the Cayman Islands Companies Act (as amended) (the “Domestication”);

FOR VALUE RECEIVED, unless earlier converted in accordance with Section 7 hereof, the Company promises to pay to the order of ACE Equity Partners International Pte. Ltd., registered in Singapore, or its registered assigns or successors in interest (the “Holder”), the principal sum of Five Million Dollars ($5,000,000), or such lesser amount as shall have been advanced by Holder to the Company and shall have remained unpaid under this Note, together with all accrued but unpaid interest hereon, on September 30, 2022 (the “Maturity Date”), in lawful money of the United States of America, on the terms and conditions described below.

Section 1.Definitions. For the purposes hereof, in addition to the terms defined elsewhere in this Note, the following terms shall have the following meanings:

“ACE” shall have the meaning set forth in the Recitals hereto.

“Business Day” means any day except any Saturday, any Sunday, any day which is a federal legal holiday in the United States or any day on which commercial banking institutions in the State of New York are authorized or required by law or other governmental action to close.

“Common Stock” means the shares of common stock, par value $0.0001 per share, of ACE, as such shares will exist as common stock following the Domestication, and any other class of securities into which such securities may hereafter be reclassified or changed.

“Conversion Agent” shall have the meaning set forth in Section 7(d).

“Conversion Shares” shall have the meaning set forth in Section 7(a).

“Domestication” shall have the meaning set forth in the Recitals hereto.

“Drawn Amount” shall have the meaning set forth in Section 7(a).

“Fee Deferral Agreements” means any agreements related to any deferral of advisory, legal or other fees incurred or accrued by the Company or any subsidiary thereof or any of their predecessors in connection with the consummation of the Merger.

“Merger” shall have the meaning set forth in the Recitals hereto.

“Merger Agreement” shall have the meaning set forth in the Recitals hereto.

“Merger Sub” shall have the meaning set forth in the Recitals hereto.

“New York Courts” shall have the meaning set forth in Section 9(d).

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Senior Indebtedness” shall have the meaning set forth in Section 8(d).

“Trading Market” means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the NYSE American, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange, the OTCQB, or the OTCQX (or any successors to any of the foregoing).

Section 2.Interest. Interest shall accrue on the outstanding principal balance of this Note at a rate of twelve percent (12%) per annum, payable in-kind by increasing the outstanding principal amount of the Note. Interest shall be deemed to have commenced on May 19, 2022, and shall continue on the outstanding unpaid principal amount hereof until paid in full or converted. Interest on this Note shall be computed on the basis of a year of 365 days and for the actual number of days elapsed.

Section 3.Drawdown Requests. The Company and the Holder hereby agree that, from time to time, at any time on or after the date hereof and prior to the Maturity Date, the Company may request up to Five Million Dollars ($5,000,000) in aggregate principal amount of borrowings under this Note upon written request (email being sufficient) from the Company to the Holder (each, a “Drawdown Request”), it being understood that prior to the date hereof, Holder advanced an aggregate of Two Million Five Hundred Thousand Dollars ($2,500,000) to the Company, which advance Holder and the Company agree shall be deemed to have been a drawdown under this Note. Each Drawdown Request must state the aggregate principal amount requested to be borrowed, and must not be an amount less than Ten Thousand Dollars ($10,000), unless agreed upon in writing by the Company and Holder. Holder shall fund each Drawdown Request no later than three (3) Business Days after receipt of such Drawdown Request; provided, however, that the aggregate principal amount outstanding under this Note at any time after giving effect to a drawdown may not exceed Five Million Dollars ($5,000,000). No fees, payments or other amounts shall be due to Holder in connection with, or as a result of, any Drawdown Request by the Company.

Section 4.Payment. All payments shall be made in United States dollars at the principal office of the Company, or at such other place as the Company and Holder shall mutually agree in writing. Prepayment of principal, together with accrued interest, may not be made (i) without the Holder’s written consent and (ii) prior to payment of all amounts owed under any Fee Deferral Agreements.

Section 5.Security. This Note is a general unsecured obligation of the Company.

Section 6.Registration of Transfers and Exchanges.

(a)Different Denominations. This Note is exchangeable for an equal aggregate principal amount of Notes of different authorized denominations, as requested by the Holder surrendering the same. No service charge will be payable for such registration of transfer or exchange.

(b)Reliance on Note Register. Prior to due presentment for transfer to the Company of this Note, the Company and any agent of the Company may treat the Person in whose name this Note is duly registered on the Note register as the owner hereof for the purpose of receiving payment as herein provided and for all other purposes, whether or not this Note is overdue, and neither the Company nor any such agent shall be affected by notice to the contrary.

Section 7.Conversion.

(a)Conversion Upon Merger: So long as this Note remains outstanding, upon the closing of the Merger, all amounts that have been advanced by Holder to the Company and remain outstanding under this Note, together with all accrued but unpaid interest thereon, as of such time (the “Drawn Amount”) shall automatically convert in full without any further action by the Holder into a number of shares of Common Stock equal to (i) the Drawn Amount, divided by (ii) $10.00, rounded down to the nearest whole share (such shares, the “Conversion Shares”).

(b)Delivery of Conversion Shares Upon Conversion. As promptly as practicable following the applicable conversion of the Note, ACE shall deliver, or cause to be delivered, to the Holder the Conversion Shares, if any.

(c)Fractional Shares. No fractional shares or scrip representing fractional shares shall be issued upon the conversion of all or any portion of this Note. Any fraction of a share to which the Holder would otherwise be entitled to purchase upon such conversion shall be rounded down to the nearest whole share.

(d)Transfer Taxes and Expenses. The issuance of Conversion Shares upon conversion of this Note shall be made without charge to the Holder hereof for any documentary stamp or similar taxes that may be payable in respect of the issuance or delivery of such Conversion Shares, provided that neither ACE nor the Company shall be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such Conversion Shares upon conversion in a name other than that of the Holder of this Note so converted, and ACE shall not be required to issue or deliver such Conversion Shares unless or until the Person or Persons requesting the issuance thereof shall have paid to ACE the amount of such tax or shall have established to the satisfaction of ACE and the Company that such tax has been paid. ACE and the Company shall pay all fees of any Conversion Agent required for same-day processing of any conversion hereunder and all fees to the Depository Trust Company (or another established clearing corporation performing similar functions) required for same-day electronic delivery of the Conversion Shares.

(e)Satisfaction. If the outstanding principal balance of this Note, together with all accrued and unpaid interest thereon, is converted in full into shares of Common Stock pursuant to this Section 7, then such principal and interest shall be deemed to have been paid in full by the Company on the date of such conversion.

(f)Maintenance of Office or Agency. The Company may maintain in the contiguous United States an office or agency where the Notes may be surrendered for registration of transfer or exchange or for presentation for payment or repurchase or for conversion (“Conversion Agent”) and where notices and demands to or upon the Company in respect of the Notes may be made.

Section 8.Subordination. The indebtedness evidenced by this Note is hereby expressly subordinated, to the extent and in the manner hereinafter set forth, in right of payment to the prior payment in full of all of the Senior Indebtedness and all amounts owed under any Fee Deferral Agreements.

(a)Insolvency Proceedings. If there shall occur any receivership, insolvency, assignment for the benefit of creditors, bankruptcy, reorganization, or arrangements with creditors (whether or not pursuant to bankruptcy or other insolvency laws), sale of all or substantially all of the assets, dissolution, liquidation, or any other marshaling of the assets and liabilities of the Company, no amount shall be paid by the Company in respect of the principal of, interest on or other amounts due with respect to this Note at the time outstanding, unless and until the principal of and interest on the Senior Indebtedness then outstanding and all amounts owed under any Fee Deferral Agreements has been paid in full.

(b)No Impairment. Subject to the terms and conditions hereof, the obligation of the Company to pay to the Holder the outstanding principal hereof and any interest thereon as and when the same become due and payable shall remain unimpaired, and, subject to the terms and conditions hereof, nothing shall prevent the Holder, upon default hereunder, from exercising all rights, powers and remedies otherwise provided herein or by applicable law.

(c)Reliance. The Holder, by its acceptance hereof, shall be deemed to acknowledge and agree that the foregoing subordination provisions are, and are intended to be, (i) an inducement to and a consideration of each holder of Senior Indebtedness, whether such Senior Indebtedness was created or acquired before or after the creation of the indebtedness evidenced by this Note, and each such holder of Senior Indebtedness shall be deemed conclusively to have relied on such subordination provisions in acquiring and holding, or in continuing to hold, such Senior Indebtedness and (ii) an inducement to and a consideration of each party to any Fee Deferral Agreement, and each such Person shall be deemed conclusively to have relied on such subordination provisions in entering into such Fee Deferral Agreement. Notwithstanding the foregoing, each of the parties hereto acknowledges and agrees that all provisions contained in this Note are included for the sole benefit of the parties hereto, and that nothing in this Note, whether express or implied, shall confer upon any Person who is not a party to this Note (including, without limitation, any holder of Senior Indebtedness or any party to any Fee Deferral Agreement), any rights or benefits whatsoever.

(d)Definition of Senior Indebtedness. “Senior Indebtedness” shall mean, unless expressly subordinated to or made on a parity with the amounts due under this Note and the other Notes, the principal of (and premium, if any), unpaid interest on and amounts reimbursed, fees, expenses, costs of enforcement and other amounts due in connection with, (i) indebtedness of the Company, or indebtedness with respect to which the Company is a guarantor, to banks, commercial finance lenders, insurance companies, leasing or equipment financing institutions or other lending institutions regularly engaged in the business of lending money (excluding venture capital, investment banking or similar institutions which sometimes engage in lending activities but which are primarily engaged in investments in equity securities), which is for money borrowed, or purchase or leasing of equipment in the case of lease or other equipment financing, by the Company, whether or not secured, (ii) any debentures, notes or other evidence of indebtedness issued in exchange for any indebtedness referred to in clause (i) above, or any indebtedness arising from the satisfaction of any indebtedness referred to in clause (i) above by a guarantor and (iii) any indebtedness set forth on Annex A.

Section 9.Miscellaneous.

(a)Notices. Any and all notices or other communications or deliveries to be provided by the Holder hereunder shall be in writing and delivered personally, by facsimile, by email attachment, or sent by a nationally recognized overnight courier service, addressed to the Company, at the address set forth above, or such other facsimile number, email address, or address as the Company may specify for such purposes by notice to the Holder delivered in accordance with this Section 9(a). Any and all notices or other communications or deliveries to be provided by the Company hereunder shall be in writing and delivered personally, by facsimile, by email attachment, or sent by a nationally recognized overnight courier service addressed to each Holder at the facsimile number, email address or address of the Holder appearing on the books of the Company, or if no such facsimile number or email attachment or address appears on the books of the Company, at the principal place of business of such Holder. Any notice or other communication or deliveries hereunder shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number or email or email attachment to the email address set forth on the signature pages attached hereto prior to 5:30 p.m. (New York City time) on any date, (ii) the next Business Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number or email or email attachment to the email address set forth on the signature pages attached hereto on a day that is not a Business Day or later than 5:30 p.m. (New York City time) on any Business Day, (iii) the second Business Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service or (iv) upon actual receipt by the party to whom such notice is required to be given.

(b)Lost or Mutilated Note. If this Note shall be mutilated, lost, stolen or destroyed, the Company shall execute and deliver, in exchange and substitution for and upon cancellation of a mutilated Note, or in lieu of or in substitution for a lost, stolen or destroyed Note, a new Note for the principal amount of this Note so mutilated, lost, stolen or destroyed, but only upon receipt of evidence of such loss, theft or destruction of such Note, and of the ownership hereof, reasonably satisfactory to the Company.

(c)Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Note shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflict of laws thereof. Each party agrees that all legal proceedings concerning the interpretation, enforcement and defense of the transactions contemplated by this Note (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, employees or agents) shall be commenced in the state and federal courts sitting in the City of New York, Borough of Manhattan (the “New York Courts”). Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the New York Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of this Note), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such New York Courts, or such New York Courts are improper or inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Note and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by applicable law. Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Note or the transactions contemplated hereby. If any party shall commence an action or proceeding to enforce any provisions of this Note, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its reasonable and documented attorney’s fees and other reasonable and documented costs and expenses incurred in the investigation, preparation and prosecution of such action or proceeding.

(d)Amendment; Waiver. The provisions of this Note, including the provisions of this Section 9(d), may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the same shall be in writing and signed by each of the Company, the Holder and ACE. Any waiver by the Company or the Holder of a breach of any provision of this Note shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Note. The failure of the Company or the Holder to insist upon strict adherence to any term of this Note on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Note on any other occasion.

(e)Severability. If any provision of this Note is found by a court of competent jurisdiction to be invalid, illegal or unenforceable, the outstanding balance of this Note shall remain in effect, and if any provision is found by a court of competent jurisdiction to be inapplicable to any Person or circumstance, it shall nevertheless remain applicable to all other Persons and circumstances. The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law which would prohibit or forgive the Company from paying all or any portion of the principal of this Note as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Note, and the Company (to the extent it may lawfully do so) hereby expressly waives all benefits or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Holder, but will suffer and permit the execution of every such law as though no such law has been enacted.

(f)Execution and Counterparts. This Note may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

(g)Successors and Assigns. This Note shall inure to the benefit of and be binding upon the successors and permitted assigns of each of the parties and shall inure to the benefit of each such holder. Neither party may assign its rights or obligations hereunder without the prior written consent of the other parties hereto.

(h)Remedies, Characterizations, Other Obligations, Breaches and Injunctive Relief. The remedies provided in this Note shall be cumulative and in addition to all other remedies available under this Note at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit the Holder’s right to pursue actual and consequential damages for any failure by the Company to comply with the terms of this Note. The Company covenants to the Holder that there shall be no characterization concerning this instrument other than as expressly provided herein. Amounts set forth or provided for herein with respect to payments, conversion and the like (and the computation thereof) shall be the amounts to be received by the Holder and shall not, except as expressly provided herein, be subject to any other obligation of the Company (or the performance thereof). The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holder and that the remedy at law for any such breach may be inadequate. The Company therefore agrees that, in the event of any such breach or threatened breach, the Holder shall be entitled, in addition to all other available remedies, to an injunction restraining any such breach or any such threatened breach, without the necessity of showing economic loss and without any bond or other security being required. The Company shall provide all information and documentation to the Holder that is requested by the Holder to enable the Holder to confirm the Company’s compliance with the terms and conditions of this Note.

(i)Next Business Day. Whenever any payment or other obligation hereunder shall be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day.

(j)Headings. The headings contained herein are for convenience only, do not constitute a part of this Note and shall not be deemed to limit or affect any of the provisions hereof.

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(Signature Pages Follow)

IN WITNESS WHEREOF, each of the parties hereto have caused this Note to be duly executed by a duly authorized officer as of the date first above indicated.

TEMPO AUTOMATION, INC.

By:	/s/ Joy Weiss
Name: Joy Weiss
Title: CEO
Email: joy@tempoautomation.com
Cc: rbenton@tempoautomation.com

ACE CONVERGENCE ACQUISITION CORP.

By:	/s/ Behrooz Adi
Name: Behrooz Abdi
Title: CEO and Chairman
Email: behrooz@acev.io
Cc: denis@acev.io

ACE EQUITY PARTNERS INTERNATIONAL PTE. LTD.

By:	/s/ Denis Tse
Name: Denis Tse
Title: Chief Executive Officer
Email: denis@acev.io